GLOBE LIFE INC. REPORTS
Fourth Quarter 2025 Results

McKinney, TX, February 4, 2026—Globe Life Inc. (NYSE: GL) reported today that for the quarter ended December 31, 2025, net income was $3.29 per diluted common share, compared with $3.01 per diluted common share for the year-ago quarter. Net operating income for the quarter was $3.39 per diluted common share, compared with $3.14 per diluted common share for the year-ago quarter.

Net income for the year ended December 31, 2025 was $14.07 per diluted common share, compared with $11.94 per diluted common share for the year-ago period. Net operating income for the year ended December 31, 2025 was $14.52 per diluted common share compared with $12.37 per diluted common share for the year-ago period, and above the midpoint of our previous guidance.

HIGHLIGHTS:

●	Net income as an ROE was 20.9% for the twelve months ended December 31, 2025. Net operating income as an ROE excluding accumulated other comprehensive income (AOCI) was 16.0% for the same period.

●	For the full year, net income and net operating income both increased 8%.

●	At the American Income Life Division, life net sales increased 10% and life premium increased 6% over the year-ago quarter.

●	At the Liberty National Division, life net sales increased 6% and life premiums increased 4%. The average producing agent count increased 6% over the year-ago quarter.

●
At the Family Heritage Division, health net sales increased 15% and premiums increased 10% over the year-ago quarter. Additionally, the average producing agent count increased 8% over the year-ago quarter.

●	At the Direct to Consumer Division, life net sales increased 24% over the year-ago quarter.

●	At the United American Division, health net sales increased from $30 million to approximately $77 million over the year-ago quarter.

●	1.3 million shares of Globe Life Inc. common stock were repurchased during the quarter.

Note: As used in the earnings release, "Globe Life," the "Company," "we," "our," and "us" refer to Globe Life Inc., a Delaware corporation incorporated in 1979, its subsidiaries and affiliates.

GL Q4 2025 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q4 2025
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

RESULTS OF OPERATIONS

Net operating income, a non-GAAP(1) financial measure, has been used consistently by Globe Life’s management for many years to evaluate the operating performance of the Company, and is a measure commonly used in the life insurance industry. It differs from net income primarily because it excludes certain non-operating items such as realized investment gains and losses and certain significant and unusual items included in net income. Management believes an analysis of net operating income is important in understanding the profitability and operating trends of the Company’s business. Net income is the most directly comparable GAAP measure.

The following table represents Globe Life's operating summary for the three months ended December 31, 2025 and 2024:

Operating Summary
	Per Share
	Three Months Ended December 31,			Three Months Ended December 31,
	2025	2024	% Chg.	2025	2024	% Chg.
Insurance underwriting income(2)	$4.45	$3.99	12	$359,738	$337,984	6
Excess investment income(2)	0.38	0.45	(16)	30,812	38,325	(20)
Interest on debt	(0.44)	(0.42)	5	(35,210)	(35,679)	(1)
Parent company expense	(0.04)	(0.04)		(3,472)	(3,234)
Income tax expense	(0.83)	(0.72)	15	(67,246)	(61,150)	10
Stock compensation benefit (expense), net of tax	(0.13)	(0.12)		(10,887)	(10,437)
Net operating income	3.39	3.14	8	273,735	265,809	3

Reconciling items, net of tax:
Realized gain (loss)	(0.04)	0.02		(3,406)	1,890
Non-operating expenses	(0.02)	—		(1,332)	(13)
Legal proceedings	(0.04)	(0.15)		(2,914)	(12,490)
Net income(3)	$3.29	$3.01		$266,083	$255,196

Weighted average diluted shares outstanding	80,802	84,749
(1)GAAP is defined as accounting principles generally accepted in the United States of America.
(2)Definitions included within this document.
(3)A GAAP-basis condensed consolidated statement of operations is included in the appendix of this report.

Note: Tables in this earnings release may not sum due to rounding.

GL Q4 2025 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q4 2025
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
The following table represents Globe Life's operating summary for the year ended December 31, 2025 and 2024:

Operating Summary
	Per Share
	Year Ended December 31,			Year Ended December 31,
	2025	2024	% Chg.	2025	2024	% Chg.
Insurance underwriting income(1)	$18.82	$15.51	21	$1,553,364	$1,390,226	12
Excess investment income(1)	1.68	1.83	(8)	138,393	164,404	(16)
Interest on debt	(1.71)	(1.42)	20	(141,221)	(127,092)	11
Parent company expense	(0.17)	(0.14)		(14,182)	(12,400)
Income tax expense	(3.58)	(3.05)	17	(295,441)	(273,121)	8
Stock compensation benefit (expense), net of tax	(0.52)	(0.37)		(42,526)	(33,033)
Net operating income	14.52	12.37	17	1,198,387	1,108,984	8

Reconciling items, net of tax:
Realized gain (loss)—investments	(0.27)	(0.21)		(21,952)	(19,108)
Non-operating expenses	(0.02)	(0.02)		(1,725)	(2,070)
Legal proceedings	(0.16)	(0.19)		(13,472)	(17,044)
Net income(2)	$14.07	$11.94		$1,161,238	$1,070,762

Weighted average diluted shares outstanding	82,525	89,661
(1)Definitions included within this document.
(2)A GAAP-basis condensed consolidated statement of operations is included in the appendix of this report.

GL Q4 2025 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q4 2025
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
MANAGEMENT VS. GAAP MEASURES

Shareholders' equity, excluding AOCI, and book value per share, excluding AOCI, are non-GAAP measures that are utilized by management to view the business without the effect of changes in AOCI, which are primarily attributable to fluctuation in interest rates. Management views the business in this manner because it creates more meaningful and easily identifiable trends, as we exclude fluctuations resulting from changes in interest rates. Shareholders' equity and book value per share are the most directly comparable GAAP measures.

	Year Ended December 31,
	2025	2024
Net income	$1,161,238	$1,070,762
Net operating income	1,198,387	1,108,984
Net income as an ROE(1)	20.9%	21.7%
Net operating income as an ROE (excluding AOCI)(1)	16.0%	15.1%

	December 31,
	2025	2024
Shareholders' equity	$5,974,579	$5,305,520
Impact of adjustment to exclude AOCI	1,771,444	2,029,720
Shareholders' equity, excluding AOCI	$7,746,023	$7,335,240

Book value per share	$74.17	$62.50
Impact of adjustment to exclude AOCI	21.99	23.90
Book value per share, excluding AOCI	$96.16	$86.40
(1) Calculated using average shareholders' equity for the measurement period.

GL Q4 2025 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q4 2025
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
INSURANCE OPERATIONS:

Life insurance accounted for 78% of the Company’s insurance underwriting margin for the quarter and 68% of total premium revenue.

Health insurance accounted for 22% of the Company's insurance underwriting margin for the quarter and 32% of total premium revenue.

Net sales of life insurance increased 11% for the quarter, and net health sales increased 71%.

The following table summarizes Globe Life's premium revenue by product type for the three months ended December 31, 2025 and 2024:

Insurance Premium Revenue
	Quarter Ended
	December 31, 2025	December 31, 2024	% Chg.
Life insurance	$849,580	$822,962	3
Health insurance	392,336	358,308	9
Total	$1,241,916	$1,181,270	5

INSURANCE UNDERWRITING INCOME

Insurance underwriting margin is management’s measure of profitability of the Company's life and health segments’ underwriting performance, and consists of premiums less policy obligations (excluding interest on policy liabilities), commissions and other acquisition expenses. Insurance underwriting income is the sum of the insurance underwriting margins of the life and health segments, plus annuity and other income, less administrative expenses. It excludes the investment segment, interest on debt, Parent Company expense, stock compensation expense and income taxes. Management believes this information helps provide a better understanding of the business and a more meaningful analysis of underwriting results by distribution channel. Insurance underwriting income, a non-GAAP measure, is a component of net operating income, which is reconciled to net income in the Results of Operations section above.

The following table summarizes Globe Life's insurance underwriting income by segment for the three months ended December 31, 2025 and 2024:

Insurance Underwriting Income
	Quarter Ended
	December 31, 2025	% of Premium	December 31, 2024	% of Premium	% Chg.
Insurance underwriting margins:
Life	$350,415	41	$336,080	41	4
Health	98,976	25	91,202	25	9
	449,391		427,282		5
Annuity and other income	2,579		2,060
Administrative expenses	(92,232)		(91,358)
Insurance underwriting income	$359,738		$337,984		6
Per share	$4.45		$3.99		12

The ratio of administrative expenses to premium was 7.4%, compared with 7.7% for the year-ago quarter.

GL Q4 2025 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q4 2025
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
LIFE INSURANCE RESULTS BY DISTRIBUTION CHANNEL

Our distribution channels consist of the following exclusive divisions: American Income Life Division (American Income), Liberty National Division (Liberty National), Family Heritage Division (Family Heritage), Direct to Consumer Division (Direct to Consumer); and an independent agency, United American Division (United American).

Total premium, underwriting margins, first-year collected premium and net sales by all distribution channels are shown at https://investors.globelifeinsurance.com at "Financial Reports and Other Financial Information."

Life Underwriting Margin
	Quarter Ended
	December 31,
	2025		2024
	Amount	% of Premium	Amount	% of Premium	% Chg.
American Income	$208,263	46	$198,970	46	5
Direct to Consumer	73,710	30	71,236	29	3
Liberty National	35,835	36	33,650	36	6
Other	32,607	65	32,224	64	1
Total	$350,415	41	$336,080	41	4

Life Premium
	Quarter Ended
	December 31,
	2025	2024	% Chg.
American Income	$456,765	$432,792	6
Direct to Consumer	244,355	245,218	—
Liberty National	98,459	94,462	4
Other	50,001	50,490	(1)
Total	$849,580	$822,962	3

Life Net Sales(1)
	Quarter Ended
	December 31,
	2025	2024	% Chg.
American Income	$102,379	$93,343	10
Direct to Consumer	28,580	23,059	24
Liberty National	27,872	26,316	6
Other	2,320	2,211	5
Total	$161,151	$144,929	11
(1)Net sales is calculated as annualized premium issued, net of cancellations in the first thirty days after issue, except in the case of Direct to Consumer, where net sales is annualized premium issued at the time the first full premium is paid after any introductory offer period (typically 1 month) has expired. Management considers net sales to be a better indicator of the rate of premium growth than annualized premium issued since annualized premium issued is before cancellations, as cancellations do not contribute to premium income.

GL Q4 2025 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q4 2025
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
HEALTH INSURANCE RESULTS BY DISTRIBUTION CHANNEL

Health Underwriting Margin
	Quarter Ended
	December 31,
	2025		2024
	Amount	% of Premium	Amount	% of Premium	% Chg.
United American	$7,895	5	$5,464	4	44
Family Heritage	44,157	36	39,997	36	10
Liberty National	27,229	57	26,852	56	1
American Income	18,795	60	18,788	61	—
Direct to Consumer	900	5	101	1	791
Total	$98,976	25	$91,202	25	9

Health Premium
	Quarter Ended
	December 31,
	2025	2024	% Chg.
United American	$173,197	$151,399	14
Family Heritage	121,213	110,589	10
Liberty National	47,645	47,769	—
American Income	31,141	30,628	2
Direct to Consumer	19,140	17,923	7
Total	$392,336	$358,308	9

Health Net Sales(1)
	Quarter Ended
	December 31,
	2025	2024	% Chg.
United American	$76,810	$30,116	155
Family Heritage	30,871	26,761	15
Liberty National	8,879	8,910	—
American Income	4,695	5,151	(9)
Direct to Consumer	4,530	2,698	68
Total	$125,785	$73,636	71
(1)Net sales is calculated as annualized premium issued, net of cancellations in the first thirty days after issue, except in the case of Direct to Consumer, where net sales is annualized premium issued at the time the first full premium is paid after any introductory offer period (typically 1 month) has expired. Management considers net sales to be a better indicator of the rate of premium growth than annualized premium issued since annualized premium issued is before cancellations, as cancellations do not contribute to premium income.

GL Q4 2025 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q4 2025
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
PRODUCING EXCLUSIVE AGENT COUNT RESULTS BY DISTRIBUTION CHANNEL

	Quarterly Average Producing Agent Count(1)
	Quarter Ended			Quarter Ended
	December 31,			September 30,
	2025	2024	% Chg.	2025
American Income	11,699	11,926	(2)	12,230
Liberty National	3,965	3,743	6	3,847
Family Heritage	1,640	1,512	8	1,553
(1) The quarterly average producing agent count is based on the actual count at the beginning and end of each week during the period.

INVESTMENTS

Management uses excess investment income as the measure to evaluate the performance of the investment segment. It is defined as net investment income less the required interest attributable to policy liabilities. We also view excess investment income per diluted common share as an important and useful measure to evaluate performance of the investment segment, since it takes into consideration our stock repurchase program.

The following table summarizes Globe Life's investment income, excess investment income, and excess investment income per diluted common share.

Excess Investment Income
	Quarter Ended
	December 31,
	2025	2024	% Chg.
Net investment income	$281,402	$282,453	—
Interest on policy liabilities(1)	(250,590)	(244,128)	3
Excess investment income	$30,812	$38,325	(20)
Per share	$0.38	$0.45	(16)
(1)Interest on policy liabilities, at original discount rates, is a component of total policyholder benefits, a GAAP measure.

Net investment income was relatively flat and average invested assets increased 1%. Required interest on policy liabilities and average policy liabilities both increased approximately 3%.

GL Q4 2025 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q4 2025
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
The composition of the investment portfolio at book value at December 31, 2025 is as follows:

Investment Portfolio
	As of
	December 31, 2025
	Amount	% of Total
Fixed maturities at fair value(1)	$17,589,342	86
Mortgage loans	428,517	2
Policy loans	741,375	4
Other long-term investments(2)	1,396,064	7
Short-term investments	314,711	2
Total	$20,470,009
(1)    As of December 31, 2025, fixed maturities at amortized cost were $18.8 billion, net of $3.3 million of allowance for credit losses.
(2)    Includes $1.11 billion of investments accounted for under the fair value option which have a cost of $1.10 billion as of December 31, 2025.

Fixed maturities at amortized cost, net of allowance for credit losses, by asset class as of December 31, 2025 are as follows:

Fixed Maturity Portfolio by Sector
	As of
	December 31, 2025
	Investment Grade	Below Investment Grade	Total Amortized Cost, net
Corporate bonds	$14,375,201	$487,881	$14,863,082
Municipals	3,383,472	1,961	3,385,433
Government, agencies, and GSEs(1)	456,618	—	456,618
Other asset-backed securities	80,544	31,490	112,034
Total	$18,295,835	$521,332	$18,817,167
(1) Government-Sponsored Enterprises

Below are fixed maturities available for sale by amortized cost, allowance for credit losses, and fair value at December 31, 2025 and the corresponding amounts of net unrealized gains and losses recognized in accumulated other comprehensive income (loss).

As of	Amortized Cost	Allowance for Credit Losses	Net Unrealized Gains (Losses)	Fair Value
December 31, 2025	$18,820,464	$(3,297)	$(1,227,825)	$17,589,342

At amortized cost, net of allowance for credit losses, and at fair value, 97% of fixed maturities were rated “investment grade.” The fixed maturity portfolio earned an annual taxable equivalent effective yield of 5.29% during the fourth quarter of 2025, compared with 5.27% in the year-ago quarter.

Globe Life is not a party to any credit default swaps and does not participate in securities lending.

GL Q4 2025 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q4 2025
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
Comparable information for acquisitions of fixed maturity and other investments is as follows:

Fixed Maturity Acquisitions
	Quarter Ended
	December 31,
	2025	2024
Amount	$130,708	$377,772
Average annual effective yield	6.2%	5.8%
Average rating	A-	A-
Average life (in years) to:
Next call	23.1	28.1
Maturity	26.8	34.8

Other Investment Acquisitions
	Quarter Ended
	December 31,
	2025	2024
Limited partnerships	$123,573	$12,365
Mortgage loans	21,245	39,850
Common stock	601	2,081
Company owned life insurance	35,000	—
Total	$180,419	$54,296

SHARE REPURCHASE:

During the quarter, the Company repurchased 1.3 million shares of Globe Life Inc. common stock at a total cost of $170 million and an average share price of $134.44.

For the year ended December 31, 2025, the Company repurchased 5.4 million shares of Globe Life Inc. common stock at a total cost of $685 million and an average share price of $126.41.

LIQUIDITY/CAPITAL:

Globe Life's operations consist primarily of writing basic protection life and supplemental health insurance policies which generate strong and stable cash flows. These cash flows are not impacted by volatile equity markets. Liquidity at the Parent Company is sufficient to meet additional capital needs of the insurance companies.

EARNINGS GUIDANCE FOR THE YEAR ENDED DECEMBER 31, 2026:

Globe Life projects net operating income between $14.95 to $15.65 per diluted common share for the year ending December 31, 2026, an increase from the previous guidance.

NON-GAAP MEASURES:

In this news release, Globe Life includes non-GAAP measures to enhance investors' understanding of management's view of the business. The non-GAAP measures are not a substitute for GAAP, but rather a supplement to increase transparency by providing broader perspective. Globe Life's definitions of non-GAAP measures may differ from other companies' definitions. More detailed financial information, including various GAAP and non-GAAP measurements, is located at https://investors.globelifeinsurance.com on the Investors page under “Financial Reports and Other Financial Information."

GL Q4 2025 Earnings Release

CAUTION REGARDING FORWARD-LOOKING STATEMENTS:
This press release may contain forward-looking statements within the meaning of the federal securities laws. These prospective statements reflect management’s current expectations, but are not guarantees of future performance. Whether or not actual results differ materially from forward-looking statements may depend on numerous foreseeable and unforeseeable events or developments, which may be national in scope, related to the insurance industry generally, or applicable to the Company specifically. Such events or developments could include, but are not necessarily limited to:

1) Economic and other conditions, including the impact of inflation, immigration, geopolitical events, escalating tariff and non-tariff trade measures imposed by the U.S. and other countries, and other governmental actions on the U.S. economy and/or U.S. consumer confidence, leading to unexpected changes in lapse rates and/or sales of our policies, as well as levels of mortality, morbidity, and utilization of health care services that differ from Globe Life's assumptions;
2) Regulatory developments, including changes in accounting standards or governmental regulations (particularly those impacting taxes and changes to the Federal Medicare program that would affect Medicare Supplement);
3) Market trends in the senior-aged health care industry that provide alternatives to traditional Medicare (such as Health Maintenance Organizations and other managed care or private plans) and that could affect the sales of traditional Medicare Supplement insurance;
4) Interest rate changes that affect product sales, financing costs, and/or investment yields;
5) General economic, industry sector or individual debt issuers’ financial conditions (including developments and volatility arising from geopolitical events, particularly in certain industries that may compromise part of our investment portfolio) that may affect the current market value of securities we own, or that may impair an issuer’s ability to make principal and/or interest payments due on those securities;
6) Changes in the competitiveness of the Company's products and pricing;
7) Litigation results;
8) Levels of administrative and operational efficiencies that differ from our assumptions (including any reduction in efficiencies resulting from increased costs arising from the impact of higher than anticipated inflation);
9) The ability to obtain timely and appropriate premium rate increases for health insurance policies from our regulators;
10) The ability of our subsidiaries to pay dividends to the Parent Company and to receive required regulatory approvals on such amounts;
11) The customer response to new products and marketing initiatives;
12) Reported amounts in the consolidated financial statements which are based on management estimates and judgments which may differ from the actual amounts ultimately realized;
13) Compromise by a malicious actor or other event that causes a loss of secure data from, or inaccessibility to, our computer and other information technology systems;
14) The Company's ability to attract and retain agents;
15) The severity, magnitude, and impact of natural or man-made catastrophic events, including but not limited to pandemics, tornadoes, hurricanes, earthquakes, war and terrorism, on our operations and personnel, commercial activity and demand for our products; and
16) Globe Life’s ability to access the commercial paper and debt markets, particularly if such markets become unpredictable or unstable for a certain period.

Readers are also directed to consider other risks and uncertainties described in other documents on file with the Securities and Exchange Commission, including those described in the "Risk Factors" section of our most recent Annual Report on Form 10-K. Globe Life specifically disclaims any obligation to update or revise any forward-looking statement because of new information, future developments or otherwise.

GL Q4 2025 Earnings Release

EARNINGS RELEASE CONFERENCE CALL WEBCAST:

Globe Life will provide a live audio webcast of its fourth quarter 2025 earnings release conference call with financial analysts at 11:00 am (Eastern) tomorrow, February 5, 2026. Access to the live webcast and replay will be available at https://investors.globelifeinsurance.com on the Calls and Meetings page, at the Conference Calls on the Web icon. Immediately following this press release, supplemental financial reports will be available before the conference call on the Investors page menu of the Globe Life website at “Financial Reports.”

For additional information contact:
Mike Majors, Executive Vice President - Chief Strategy Officer
Globe Life Inc.
7677 Henneman Way
P.O. Box 8080
McKinney, Texas 75070-8080
Phone: 972-569-3627 or email: investors@globe.life
Website: https://investors.globelifeinsurance.com

GL Q4 2025 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q4 2025
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
APPENDIX

GLOBE LIFE INC.
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue:
Life premium	$849,580	$822,962	$3,363,470	$3,261,347
Health premium	392,336	358,308	1,526,750	1,404,925
Total premium	1,241,916	1,181,270	4,890,220	4,666,272
Net investment income	281,402	282,453	1,130,198	1,135,631
Realized gains (losses)	(4,312)	2,392	(27,788)	(24,188)
Other income	615	162	1,688	354
Total revenue	1,519,621	1,466,277	5,994,318	5,778,069

Benefits and expenses:
Life policyholder benefits(1)	514,307	507,812	1,924,929	2,000,977
Health policyholder benefits(2)	239,348	221,901	931,141	851,577
Other policyholder benefits	7,254	9,059	28,224	41,889
Total policyholder benefits	760,909	738,772	2,884,294	2,894,443
Amortization of deferred acquisition costs	116,770	104,298	447,760	410,001
Commissions, premium taxes, and non-deferred acquisition costs	163,472	153,148	642,700	600,753
Other operating expense	113,767	121,947	442,368	419,143
Interest expense	35,210	35,679	141,221	127,092
Total benefits and expenses	1,190,128	1,153,844	4,558,343	4,451,432

Income before income taxes	329,493	312,433	1,435,975	1,326,637
Income tax benefit (expense)	(63,410)	(57,237)	(274,737)	(255,875)
Net income	$266,083	$255,196	$1,161,238	$1,070,762

Basic net income per common share	$3.35	$3.04	$14.27	$11.99

Diluted net income per common share	$3.29	$3.01	$14.07	$11.94
(1)Net of total remeasurement, including both the impact of assumption changes and the effect of actual to expected experience adjustments, resulting in a gain of $17.5 million for the three months ended December 31, 2025, and a total remeasurement gain of $19.1 million for the same period in 2024. Net of total remeasurement gain of $192.2 million for the year ended December 31, 2025, and a total remeasurement gain of $107.0 million for the same period in 2024.
(2)Net of a total remeasurement, including both the impact of assumption changes and the effect of actual to expected experience adjustments, resulting in a gain of $6.9 million for the three months ended December 31, 2025, and a total remeasurement loss of $0.1 million for the same period in 2024. Net of a total remeasurement gain of $20.1 million for the year ended December 31, 2025, and a total remeasurement loss of $3.2 million for the same period in 2024.

GL Q4 2025 Earnings Release